EXHIBIT 10.23

                           BILL OF SALE AND AGREEMENT

                          Dated as of January 31, 1997


         The parties to this agreement are SCCGS, Inc., a Tennessee corporation ("Seller"); Sirrom Capital Corporation, a Tennessee corporation and the owner of all of the outstanding stock of Seller ("Sirrom"); Campus Voice, L.L.C., a Delaware limited liability company ("Campus Voice"); and Network Event Theater, Inc., a Delaware corporation and a member of Campus Voice ("NET").

         On  December   20,  1996  Seller   acquired  at  a   foreclosure   sale
substantially all of the assets of Gates Communications, L.P., a Virginia limited partnership ("Gates"), in satisfaction of certain debt of Gates to Sirrom. Prior to the foreclosure, Gates derived its revenue from advertisers who paid Gates to place on its wallboard network at colleges and universities large or giant advertising boards that promote the advertisers' products and services, and since the foreclosure, Seller has utilized the assets acquired from Gates to engage in a similar business (the business previously engaged in by Gates and the similar business conducted by Seller since the foreclosure being collectively referred to as the "Business"). The parties have agreed upon the sale by Seller to Campus Voice of all of the assets acquired by Seller from Gates and all of the assets acquired by Seller in connection with its conduct of the Business since December 20, 1996, on the terms set forth in this agreement.

         Simultaneously with the execution of this agreement, Sirrom Investments, Inc. and Campus Voice are entering into a loan agreement which provides that Sirrom Investments, Inc. will lend to Campus Voice, from time to time as requested by Campus Voice, working capital of up to $660,000 and Campus Voice is issuing and delivering to Sirrom Investments, Inc. its secured promissory note (the "Senior Secured Note") in that amount due December 31, 1999, bearing interest at the rate of 8% a year payable monthly, and subject to prepayment as provided in this agreement and in the note.

         It is agreed as follows:

               1. Sale and Transfer of Assets.

               1.1 Assets to be Sold. Seller hereby sells and assigns to Campus Voice, and Campus Voice purchases and acquires from Seller, all of the assets previously owned by Gates that were acquired by Seller at the foreclosure sale held on December 20, 1996 and all of the assets acquired by Seller in connection with the operation of the Business since December 20, 1996, including, to the extent Gates had an interest therein as of December 20, 1996, all of Gates's equipment of any kind and description, wherever located, together with all parts, accessories and attachments, all of Gates's inventory and any agreements for lease of same and rentals therefrom, and all of Gates's accounts, accounts receivable, contract rights, chattel paper, software,


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documents,  instruments  and  general  intangibles  and the  proceeds  therefrom wherever located, and whether held for sale or lease, or furnished or to be furnished under contracts of service; and all of Gates's trademarks, patents and copyrights and related interests, all to the full extent that they are within the scope of Article 9 of the Uniform Commercial Code as adopted in Tennessee, and, additionally, to the extent acquired by Seller or otherwise arising in the operation of the Business by Seller after December 20, 1996, all of the following assets (the assets being acquired from Seller being collectively referred to below as the "Assets"):

                    (a) all tangible assets, wherever located, including poster board frames, poster board kiosks, fixtures and related equipment; inventory and work in process; photographs, art work, promotional materials and archives; equipment (including office and computer equipment) and furniture; and office supplies, stationery, forms, and labels;

                    (b) all computer software and all rights in the trademarks, trade names and logos (including registrations and applications for registration of any of them) used by Gates or Seller in connection with the Business, including those listed on schedule 1.1(b), together with the good will of the business associated with those trademarks, trade names and logos; all rights in copyrights (including registrations and applications for registration of any copyrights); and all other intangible property and proprietary rights relating to the Business;

                    (c) all rights under agreements, commitments and orders relating to the Business, to the extent that they remain unperformed or unfulfilled on, or by their terms continue after, the date of this agreement, including, but not limited to all agreements with schools, advertisers, subcontractors and suppliers, and all agreements, commitments and orders relating to the distribution of posters;

                    (d) all records, files, mailing lists, customer lists and other information and data relating to the Business, including all records relating to agreements and commitments relating to postering activities;

                    (e) all prepaid expenses relating to the Business;

                    (f) all claims against third parties arising out of the operation of the Business, including claims under manufacturers and vendors warranties; and

                    (g) all accounts receivable arising out of the operation of the Business.

               1.2 Excluded Assets. The following assets acquired by Seller upon the foreclosure are being retained by Seller and are not being sold, assigned or transferred to Campus Voice:

                    (a) all cash, all cash investments, all other notes receivable, all certificates of deposit, deposits, commercial paper, treasury bills and notes, money market accounts and other marketable securities and all other investments; and


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                    (b) all  rights  under any  agreement,  commitment  or order referred to on exhibit 1.2 and under any agreement, commitment or order as to which consent to assignment is required but has not been obtained.

               2. Purchase Price.

               2.1 Amount and Payment of Consideration. As full consideration for the assets to be purchased by Campus Voice pursuant to this agreement:

                    (a) upon execution of this agreement Campus Voice is delivering to Seller (i) its secured promissory note in the principal amount of $300,000 due December 31, 2006 and bearing interest at the rate of 12% a year, in the form of exhibit 2.1(a)(i) (the "Junior Secured Note"), and (ii) its secured promissory note in the principal amount of $1,263,222.83 due December 31, 2006 and also bearing interest at the rate of 12% a year, in the form of exhibit 2.1(a)(ii) (the "Second Junior Secured Note"); and

                    (b) Campus Voice hereby assumes, and agrees to pay, perform and discharge, all obligations under the agreements, commitments and orders referred to in schedule 2.1(b), to the extent that they remain unperformed or unfulfilled on, or by their terms continue in effect after, the date of this agreement.

               The parties recognize that the Assets include the rights under various agreements, commitments and orders to which Gates was a party as of December 20, 1996 and that, except for agreements, commitments and orders referred to in schedule 2.1(b), neither Seller nor Campus Voice has assumed liability for the performance of any of those agreements, commitments and orders.

               2.2 Mandatory Prepayment of Notes; Payment of Expenses. Campus Voice shall make prepayments upon the promissory notes issued to Seller and to Sirrom as follows (any such payments to be applied first to accrued interest and then to principal):

                    (a) Until payment in full of the Senior Secured Note, all of Campus Voice's Free Cash Flow (as defined below) in each calendar quarter, less the amount of any cash flow deficit (calculated in the same manner as Free Cash
Flow) projected by Campus Voice with respect to the immediately succeeding calendar quarter, shall be allocated to prepayment of the principal of the Senior Secured Note.

                    (b) After payment in full of the Senior Secured Note, Campus Voice's Free Cash Flow in each calendar quarter (subject to adjustment on an annual basis as provided below) shall be allocated, in sequence, as follows:

                         (i) 100% to repayment  to NET of the expenses  incurred
by NET in connection with the negotiation and consummation of the transactions contemplated by this agreement, up to $80,000;


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                         (ii)  100% to  repayment  to Sirrom  and  Seller of the
expenses incurred by them in connection with the negotiation and consummation of the transactions contemplated by this agreement (including the expenses of foreclosing upon the assets of Gates), up to an aggregate of $40,000;

                         (iii) 60% to payment of interest on, and the  principal
of, the Junior Secured Note (the remaining 40% to be allocable to NET); and

                         (iv) 60% to payment of interest  on, and the  principal
of, the Second Junior Secured Note (the remaining 40% to be allocable to NET).

               As used in this agreement, the term "Free Cash Flow" means with respect to any period earnings before interest (including interest payments on capital leases), depreciation and amortization, less all taxes payable by Campus Voice or NET with respect to the earnings of Campus Voice, interest on indebtedness of Campus Voice, other than the indebtedness to Sirrom evidenced by the Junior Secured Note and the Second Junior Secured Note, principal payments on capital leases, capital expenditures not in excess (on a cumulative basis) of the capital expenditures referred to in schedule 2.2, and increases in working capital (working capital being defined for this purpose as the excess of current assets, excluding cash and marketable securities, over current liabilities). The quarterly calculation of Free Cash Flow shall be made by Campus Voice in the same manner that projected Free Cash Flow was determined for the purpose of the Campus Voice Business Model dated Jamuary 17, 1997 previously furnished to Sirrom. Campus Voice shall furnish to Sirrom and Seller within 90 days after the end of each fiscal year audited financial statements and other information necessary to show the calculation of Free Cash Flow for the fiscal year determined in accordance with generally accepted accounting principles as applied in the preparation of Campus Voice's audited financial statements; if as a result of the audit for any year it is determined that there has been any overpayment or underpayment of the prepayments for that year, the next succeeding payment or payments due after receipt of the audit report shall be adjusted to reflect the amount of the overpayment or underpayment.

               The annual determination of Free Cash Flow shall be subject to review by Sirrom and Seller. If a dispute arises with respect to this calculation, Sirrom and Seller may engage an independent auditor satisfactory to Campus Voice to determine Free Cash Flow over the relevant period and, if Free Cash Flow as determined by the independent auditor exceeds by 10% or more the amount of Free Cash Flow as determined by Campus Voice, Campus Voice shall pay the fees and expenses of the auditor; otherwise, Sirrom and Seller shall pay the fees and expenses of the auditor.

               2.3 Time of  Prepayments.  Any  mandatory  prepayment  due  under section 2.2 shall be made within 45 days after the end of the calendar quarter to which the payment relates.

               2.4  Minimum   Prepayments.   Campus  Voice  shall  make  minimum
prepayments upon the Junior Secured Note and the Second Junior Secured Note at the times and in the amounts specified in those notes.


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

               2.5 Additional Consideration. As additional consideration for the Assets, within ninety days after payment in full of principal of and interest on the Senior Secured Note, the Junior Secured Note and the Second Junior Secured Note, Campus Voice shall pay to Seller an additional amount equal to 5% of the amount by which the value of Campus Voice's assets and business as of the date of the final payment exceeds the aggregate principal amount of those notes. For this purpose, the value of Campus Voice's assets and business shall be deemed to be an amount equal to four times Campus Voice's earnings before interest and taxes for the twelve month period ended on the last day of the month in which the final payment is made upon the notes, as determined by Campus Voice's accountants and set forth in a statement furnished by them to Seller and to Campus Voice. Campus Voice shall cause its accountants to prepare and deliver the statement required by this provision. Any dispute as to the amount of additional consideration shall be resolved in the same manner as a dispute regarding the calculation of Free Cash Flow.

               2.6 Limitation on Assumption of Liabilities. Except as specifically provided in section 2.1(b), Campus Voice has not assumed and shall have no responsibility for any liabilities or obligations of Gates, Seller or Sirrom relating to the operations of the Business, or otherwise, through the date of this agreement. Seller and Sirrom shall pay, perform and discharge all liabilities and obligations of the Business that arose after December 20, 1996. NET shall not have any liability or obligation with respect to the Business and shall not have any liability or obligation to Seller or Sirrom except for breach of any warranty or covenant of NET contained in this agreement.

               2.7 Apportionment. Seller shall be entitled to all income earned or accrued and shall be responsible for all liabilities and obligations incurred or payable in connection with the operations of the Business through the close of business on the day preceding the date of the closing and Campus Voice shall be entitled to all income earned or accrued and shall be responsible for all liabilities and obligations incurred or payable in connection with the operations of the Business after the close of business on the day preceding the date of the closing. All overlapping items of income or expense shall be apportioned between Seller and Campus Voice, as of the close of business on the day preceding the date of the closing, in accordance with generally accepted accounting principles. Items to be apportioned include, but are not limited to, the following:

                    (a) advance payments received from advertisers prior to the date of the closing for services to be rendered in whole or in part after the close of business on the day preceding the closing;

                    (b) prepaid expenses arising from payments made for services prior to the date of the closing if all or part of the services have not been received or used prior to the close of business on the day preceding the closing (for example, rents paid in advance for a rental period extending beyond the date of the closing); and

                    (c) liabilities, customarily accrued, arising from expenses incurred but unpaid as of the close of business on the day preceding the closing.


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

                    Within 60 days after the closing, Campus Voice shall determine all apportionments pursuant to this section 2.7 and shall deliver a statement of its determinations to Seller (which statement shall set forth in reasonable detail the basis for those determinations), and within 10 days thereafter Campus Voice shall pay to Seller, or Sirrom shall cause Seller to pay to Campus Voice, as the case may be, the net amount due as a result of the apportionments (or, if there is any dispute, the undisputed amount). If Seller disputes Campus Voice's determinations, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, a firm of independent certified public accountants, whose decision on the matter shall be binding and whose fees and expenses shall be borne 50% by Campus Voice and 50% by Seller, shall be designated by agreement between them; if they fail to agree, the accountants shall be selected by the president of the American Arbitration Association).

               3. Closing.

               The closing of the transactions provided for in section 1 are taking place simultaneously with the execution of this agreement at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036. At the closing, the parties are executing and delivering the documents referred to in section 7. The closing shall be accomplished by remote circulation of documents to the extent possible.

               4. Representations and Warranties by Seller and Sirrom.

               Seller and Sirrom jointly and severally represent and warrant to Campus Voice as follows:

               4.1 Seller's and Sirrom's Organization and Authority. Each of Seller and Sirrom is a corporation duly organized, validly existing and in good standing under the law of the State of Tennessee and has the full corporate power and authority to enter into and to perform this agreement and to carry on its business as it is presently being conducted.

               4.2 Authorization of Agreement. The execution, delivery and performance of this agreement by Seller and Sirrom have been duly authorized by all necessary corporate action of each of them. Each of Seller and Sirrom has full right to enter into and perform its obligations under this agreement in accordance with its terms. This agreement constitutes the valid and binding obligation of each of Seller and Sirrom and is enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

               4.3 Consents of Third Parties. The execution, delivery and performance of this agreement by Seller and Sirrom will not (i) conflict with the certificate of incorporation or by-laws of Seller or Sirrom and will not conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller or Sirrom is a party or by which Seller or Sirrom is bound


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or which  Seller  acquired  from  Gates  upon  foreclosure;  (ii)  constitute  a violation by Seller or Sirrom of any law or regulation applicable to either of them; or (iii) result in the creation of any lien, charge or encumbrance upon any of the Assets. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Seller or Sirrom in connection with the execution, delivery and performance of this agreement, except for SBA requirements incidental to the closing of the loan evidenced by the Senior Secured Note.

               4.4 Title to Assets. Seller acquired valid title to all of the Assets in existence on December 20, 1996 at public sale in accordance with the Uniform Commercial Code (Tennessee), no security interest or other lien has been placed on the assets since that date, and upon execution of this agreement, Campus Voice is acquiring valid title to all of the Assets free of the lien of Seller or Sirrom and any security interest or lien subordinate thereto and free and clear of any liens or security interests placed against any of the Assets after December 20, 1996.

               4.5 Litigation. To the best of Seller's and Sirrom's knowledge, there is no claim, litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, against or relating to Seller or the Business or any of the Assets.

               4.6 No Misrepresentation.

               No representation or warranty by Seller or Sirrom in this agreement (including the schedules) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules) not misleading. Campus Voice and NET acknowledge that Seller has operated the business for a short period of time with a view to temporary operations only and that neither Seller nor Sirrom has done extensive diligence as to the assets acquired upon foreclosure or the operations of the Business.

               5. Representations and Warranties by Campus Voice and NET. Campus Voice and NET jointly and severally represent and warrant to Seller and Sirrom as follows:

               5.1 Campus Voice's Organization. Campus Voice is a limited liability company duly organized, validly existing and in good standing under the law of the State of Delaware and has the full power under the Delaware Limited Liability Company Act to enter into and to perform its obligations under this agreement. NET is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform its obligations under this agreement.

               5.2 Authorization of Agreement. The execution, delivery and performance of this agreement by Campus Voice and NET have been duly authorized by all requisite action of each of them. This agreement constitutes the valid and binding obligation of each of Campus Voice and NET, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).


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               5.3  Consents  of Third  Parties.  The  execution,  delivery  and performance of this agreement by Campus Voice and NET will not (i) conflict with the limited liability company agreement of Campus Voice or the certificate of incorporation of NET and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Campus Voice or NET is a party by which it is bound, or (ii) constitute a violation by Campus Voice or NET of any law or regulation applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Campus Voice or NET in connection with the execution, delivery and performance of this agreement.

               5.4 No Misrepresentation. No representation or warranty by Campus Voice or NET in this agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement not misleading.

               6. Further Agreements of the Parties.

               6.1 Operation of Campus Voice. So long as the Senior Secured Note is outstanding or any amount is payable to Seller under this agreement or the notes referred to in section 2.1, Campus Voice shall be operated as a profit generating enterprise and not for the purpose of enhancing other advertising activities of NET and its subsidiaries (although (a) there may be activities in which Campus Voice participates with other activities of NET, in which event Campus Voice and NET generally shall seek to engage in those activities on terms that would be comparable to the terms available from a third party on an arm's length basis and (b) advertising space that remains unsold after diligent effort may be used by NET for its own promotional purposes). To the extent consistent with the objective of realizing profits in Campus Voice, Campus Voice's board of managers may manage Campus Voice's business and affairs (including the determination of the nature of the products and services to be sold by Campus Voice and all marketing methods) without regard for the effect of any action upon Seller or Sirrom and, in the absence of fraud or intentional wrongdoing, no action or omission relating to Campus Voice's business or affairs shall give
Seller or Sirrom any claim against NET or Campus Voice or any of their respective officers, directors or members, whether or not that action or omission affects the amount or timing of the payments to be made by Campus Voice to Sirrom or Seller.

               6.2 Representative on Campus Voice Board. So long as the Senior Secured Note is outstanding or any amount is payable to Seller under this agreement or the notes referred to in section 2.1, Seller shall have the right to designate a representative to attend all board meetings of Campus Voice.

               6.3 Expenses. Except as provided in section 2.2, Campus Voice, NET, Seller and Sirrom shall bear their own respective expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement.

               6.4 Sales Taxes. Seller shall pay any state or local sales taxes payable in connection with the sale of assets pursuant to this agreement.


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               6.5 Assignment of Agreements.  Nothing in this agreement shall be construed as an attempt to assign any agreement or other instrument that by its terms is nonassignable without the consent of the other party.

               6.6 Covenants Against Disclosure.

                    (a) Neither Seller nor Sirrom shall at any time hereafter disclose to anyone, or use in competition with the Business, any information with respect to any confidential or secret aspect of the Business, except that they may disclose such information to their professional advisors, regulators and as otherwise required by law. Information to be treated as confidential hereunder shall be identified as such by Campus Voice in writing. Information that is publicly available or which Sirrom acquires from another source shall not be regarded as confidential.

                    (b) Seller and Sirrom each acknowledge that the remedy at law for breach of the provisions of this section 6.6 will be inadequate and that, in addition to any other remedy Campus Voice may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages.

               6.7 Bulk Sales. The parties waive compliance with the provisions of any applicable bulk sales law. Seller and Sirrom jointly and severally shall indemnify and hold Campus Voice harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees and expenses) incurred by Campus Voice as a result of any liability to which Campus Voice may become subject because the sale by Seller to Campus Voice is being effected without compliance with the bulk sales law or any similar statute in any jurisdiction.

               6.8 Further Assurances. At any time and from time to time after the date of this agreement each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transfer of assets and assumption of liabilities contemplated by this agreement.

               7. Documents Being Delivered at Closing.

               7.1 Documents Being Delivered by Seller and Sirrom. At the closing, Seller and Sirrom are delivering to Campus Voice the following:

                    (a) such bills of sale, assignments or other instruments of transfer and assignment as Campus Voice may have requested to confirm the transfer of title to the Assets to Campus Voice; and

                    (b) a copy of resolutions of the board of directors and the stockholders of Seller and of Sirrom authorizing the execution, delivery and performance of this agreement by Seller and Sirrom, and a certificate of its secretary or assistant secretary, dated this date, that such resolutions were duly adopted and are in full force and effect.


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               7.2 Documents  Being  Delivered by Campus Voice.  At the closing,
Campus Voice is delivering to Seller the following:

                    (a) the promissory notes referred to in section 2.1(a);

                    (b) such instruments as Seller may have requested to confirm the assumption by Campus Voice of the obligations assumed by it under section 2.1(d);

                    (c) a copy of resolutions of the board of managers of Campus Voice authorizing the execution, delivery and performance of this agreement by Campus Voice, and a certificate of its secretary or assistant secretary, dated this date, that such resolutions were duly adopted and are in full force and effect.

                    (d) such other documents as Sirrom customarily requires in lending transactions.

               8. Survival of Representations and Warranties; Indemnification.

               8.1 Survival.

                    (a) All representations, warranties and agreements by Seller and Sirrom shall survive the closing notwithstanding any investigation at any time by or on behalf of Campus Voice. All representations, warranties and agreements by Campus Voice shall survive the closing notwithstanding any investigation at any time by or on behalf of Seller or Sirrom.

                    8.2     Indemnification.

                    (a) Seller and Sirrom jointly and severally shall indemnify and hold harmless Campus Voice against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Campus Voice may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement of Seller or Sirrom contained in this agreement, or any false representation by Seller or Sirrom contained in this agreement, (ii) Seller's failure to pay, perform or discharge when due any of Seller's obligations, liabilities, agreements or commitments not expressly assumed by Campus Voice pursuant to this agreement, or (iii) the failure to comply with any Bulk Sales Law applicable to the sale of the Assets to be sold to Campus Voice pursuant to this agreement.

                    (b) Campus Voice shall indemnify and hold harmless Seller and Sirrom against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Seller or Sirrom may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement of Campus Voice contained in this agreement or any false representation by Campus Voice contained in this agreement, (ii) Campus Voice's failure to pay, perform and discharge when due any of Seller's agreements, commitments or orders expressly assumed by Campus Voice pursuant to this agreement, or (iii) any liability or obligation arising out of the operations of the

Business after the date of this agreement. NET shall indemnify and hold harmless Seller and Sirrom against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Seller or Sirrom may suffer, sustain or become subject to as a result of any breach of any warranty, covenant or other agreement of NET contained in this agreement or any false representation by NET contained in this agreement

               8.3 Notices of Claims. None of the parties to this agreement shall be liable for misrepresentation or breach of warranty except to the extent that notice of a claim is asserted by another party in writing and delivered within two years after the date of this agreement.

               8.4 Defense of Claims. If any third party claim is made against Seller or Campus Voice that, if sustained, would give rise to a liability of the other party, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in defending or compromising the claim.

               9. Miscellaneous.

               9.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it.

               9.2 Entire Agreement. This agreement and the other agreements and instruments being executed and delivered simultaneously with the execution of this agreement contain, and are intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersede any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Except as specifically set forth in this agreement or in the other agreements and instruments being executed and delivered simultaneously with the execution of this agreement, there are no representations or warranties by any party in connection with the transactions contemplated by this agreement.

               9.3 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

               9.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

               9.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                    (a) If to Seller or Sirrom, addressed to it at:

                                   Sirrom Investments, Inc.
                                   Suite 200

                                   500 Church Street
                                   Nashville, TN 37219
                                   Attention: Jeff Armstrong
                                   Telecopy No.: 615-726-1208


                    with a copy to:

                                   Boult, Cummings, Conners & Berry PLC
                                   Suite 1600
                                   414 Union Street
                                   Nashville, TN 37219
                                   Attention: John E. Murdock III
                                   Telecopy No.: 615-252-6359

                            (b) If to Campus Voice or NET, addressed to it at:

                                   Network Event Theater, Inc.
                                   149 Fifth Avenue
                                   New York, N.Y. 10011
                                   Attention: Don Leeds, President
                                   Telecopy No.: 212:779-3241


                    with a copy to:

                                   Proskauer Rose Goetz & Mendelsohn LLP
                                   1585 Broadway
                                   New York, New York  10036

                                   Attention: Bertram A. Abrams
                                   Telecopy No.: 212-969-2900

               9.6 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving any provision hereof.

               9.7 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York and the courts of Tennessee and the United States District Court for the Middle District of Tennessee shall have jurisdiction over the parties with respect to any dispute or controversy among them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with section 9.5) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this agreement.


                                    SCCGS, Inc.

                                    By /s/ Jeff Armstrong
                                      ----------------------------
                                    Name:  Jeff Armstrong
                                    Title: Vice President

                                    Sirrom Capital Corporation


                                    By /s/ Donald F. Barrickman
                                      ----------------------------
                                    Name:  Donald F. Barrickman
                                    Title: Vice President


                                    Campus Voice, L.L.C.

                                    By /s/ Bruce L. Resnik
                                      ----------------------------
                                       Secretary

                                    Network Event Theater, Inc.

                                    By /s/ Bruce L. Resnik
                                      ----------------------------
                                       EVP/CFO